Exhibit 21



                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES

NAME                                            JURISDICTION OF INCORPORATION
----                                            -----------------------------

Belair Real Estate Corporation                  Delaware

Belport Realty Corporation                      Delaware

Belmar Realty Corporation                       Delaware

Belrieve Realty Corporation                     Delaware

Argosy Realty Corporation                       Delaware